EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-119949 on Form S-8 of our report dated June 30, 2005, relating to the financial statements of WPP Group plc appearing in the Annual Report on Form 20-F of WPP Group plc for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

London, England

November 10, 2005